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                                                                  EXHIBIT 10.24H

                         ADVANCED MICRO DEVICES, INC.

                                    ISSUER

                       11% Senior Secured Notes due 2003


                   ________________________________________
                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 8, 1999

                   ________________________________________

                    United States Trust Company of New York

                                    TRUSTEE





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                         SECOND SUPPLEMENTAL INDENTURE
                         -----------------------------

          This SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental Indenture"), dated as of April 8, 1999, by and between Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee").

                                    RECITALS
                                    --------


          A. Pursuant to that certain Indenture (the "Original Indenture"), dated as of August 1, 1996 by and between the Company and the Trustee, the Company issued and sold $400,000,000 in aggregate principal amount of its 11% Senior Secured Notes due 2003 (the "Notes").

          B. Pursuant to the provisions of the Indenture and with the consent of the holders of at least a majority in principal amount of the outstanding Notes, the Company and the Trustee have amended, modified and supplemented the Original Indenture by that certain First Supplemental Indenture dated as of January 13, 1999 (the Original Indenture, as amended by the First Supplemental Indenture, being the "Indenture"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Indenture.

          C. Under the Indenture, unless certain financial tests can be met, the Company is only permitted to make Restricted Investments up to specified amounts and/or for certain purposes, and may not reallocate or adjusts the amounts of such permitted exceptions. One such permitted exception (which has not been utilized to date) permits the Company to make Investments of up to $50 million, but restricts those Investments to the FASL Unrestricted Subsidiary.

          D. The Company expects it may need to make certain Restricted Investments outside of the existing permitted exceptions and, in particular, to use the $50 million currently allocated to the FASL Unrestricted Subsidiary for other Restricted Investments (including, without limitation, Investments in the Dresden, Germany Unrestricted Subsidiary).

          E. The Company and the Trustee now desire to amend, modify and supplement the Indenture, in the respects hereinafter set forth, to specifically permit, absent an Event of Default, additional Investments of up to $70 million, without additional restrictions and to reallocate $50 million (which is currently restricted to investment in the FASL Unrestricted Subsidiary) to general investment purposes, making a total of $120 million available for such general investments.

          F. The Indenture further provides that the Company may, at its option, apply the Net Proceeds from any Asset Sale to certain uses, including, without limitation, the permanent reduction of amounts outstanding under the New Credit Agreement (and to correspondingly reduce commitments with respect thereto).

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          G. The Company and the Trustee now desire to amend, modify and supplement the Indenture, the respects hereinafter set forth, to provide that, from and after the date of this Second Supplemental Indenture, the Company shall, following receipt of the Net Proceeds from Asset Sales (including, without limitation, Asset Sales of the capital stock or assets of the PLD Subsidiary), apply the cash portion of such aggregate Net Proceeds to the reduction of outstanding term loans made pursuant to the New Credit Agreement, until such term loans shall have been reduced by at least $70 million in the aggregate.

          H. In accordance with Section 9.02 of the Indenture, the holders of at least a majority in principal amount of the outstanding Notes have consented to the amendments to the Indenture set forth in this Second Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants herein contained, the parties hereto make this Second Supplemental Indenture intending to be legally bound hereby.

          Section 1.   Incorporation of the Indenture.  Except as specifically
                       ------------------------------
amended hereby, the terms and conditions of the Indenture remain in full force and effect as if fully rewritten herein.

          Section 2.   Amendment to Section 1.01 of the Indenture.  Section 1.01
                       ------------------------------------------
of the Indenture is hereby amended by adding the following definition of "Second Supplemental Indenture":


          "`Second Supplemental Indenture' means that certain Second Supplemental Indenture, dated as of April 8, 1999, by and between the Company and the Trustee."

          Section 3.   Amendment to Section 4.07 of the Indenture.  Section 4.07
                       ------------------------------------------
of the Indenture is hereby amended by deleting the paragraph immediately following subparagraph (c) in its entirety and inserting in lieu thereof the following text:

          "Provided that no Event of Default shall have occurred and be continuing, the foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock) or the substantially concurrent conversion of such Equity Interests for other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause
     (c)(ii) of the preceding paragraph; (iii) the making of any principal payment on, or the purchase,

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     redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or the substantially concurrent conversion of such Indebtedness into Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iv) the making of a Guarantee (but not the payment of such Guarantee) by the Company of up to $175.0 million of the FASL Unrestricted Subsidiary's Indebtedness; (v) any payments by the Company required pursuant to the CIBC Guarantee; (vi) Restricted Payments in an aggregate amount not to exceed $10.0 million; and (vii) Investments by the Company of up to $120.0 million."

          Section 4.   Amendment to Section 4.10(a) of the Indenture.  Section
                       ---------------------------------------------
4.10(a) of the Indenture is hereby amended by deleting the second paragraph of subparagraph (a) in its entirety and inserting in lieu thereof the following text:

          "Within 24 months after the receipt of any Net Proceeds from an Asset Sale, the Company may apply, or may cause the applicable Restricted Subsidiary to apply, such Net Proceeds to (i) the acquisition by the Company of all of the Capital Stock of any Person in the same or a substantially similar line of business as that conducted by the Company or any of its Subsidiaries as of the Issue Date, (ii) the making of a capital expenditure, (iii) the acquisition of other long-term Tangible Assets, (iv) the permanent reduction of amounts outstanding under the New Credit Agreement (and to correspondingly reduce commitments with respect thereto) and (v) the making of a Restricted Strategic Investment which is a Permitted Investment. Notwithstanding anything to the contrary in this Indenture, from and after the date of the Second Supplemental Indenture, within 30 Business Days after the receipt by the Company of Net Proceeds from Asset Sales (including without limitation, Asset Sales of all or any portion of the assets or Equity Interests in the PLD Subsidiary), the Company shall apply the cash portion of such aggregate Net Proceeds to the reduction of the amounts outstanding under the term loans made pursuant to the New Credit Agreement, until the amounts outstanding under such term loans shall have been reduced by an aggregate amount of at least $70 million. Pending the final application of any such Net Proceeds, the Company shall hold such Net Proceeds in the form of cash or Cash Equivalents. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first or second sentences of this paragraph will be deemed to constitute "Excess Proceeds.""

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          Section 5.   Counterparts.  This Second Supplemental Indenture may be
                       ------------
executed in several counterparts, each of which shall be deemed an original but shall constitute one and the same instrument.

          Section 6.   Effectiveness.  This Second Supplemental Indenture shall
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become effective as of the date first written above.

          Section 7.   Headings.  The Section references herein are for
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convenience of reference only and shall not affect the construction hereof.


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                                  SIGNATURES
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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed by their duly authorized officers and attested, all as of the day and year first above written.


                          ADVANCED MICRO DEVICES, INC.

                          /s/ Francis P. Barton
                          ---------------------

                          By:  Francis P. Barton
                          Title:  Senior Vice President and Chief Financial
                                  Officer




                          UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                          /s/ Louis P. Young
                          ------------------

                          By:  Louis P. Young
                          Title:  Vice President


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